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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 25, 2003

AKSYS, LTD.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	0-28290 (Commission File Number)	36-3890205 (IRS Employer Identification No.)

Two Marriott Drive,
Lincolnshire, Illinois 60069
(Address of Principal Executive Offices, including Zip Code)

(847) 229-2020
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

        On July 25, 2003, we issued a press release announcing that we were advised by Mr. Scott Sacane after the close of business on Thursday, July 24, that investors he represents have accumulated in excess of 20 million shares of the company's stock out of approximately 29.7 million shares currently outstanding. The press release is filed as Exhibit 99.1 hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits

99.1	Press Release dated July 25, 2003.

SIGNATURES

        According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on July 25, 2003.

AKSYS, LTD.
	By:	/s/ LAWRENCE D. DAMRON Lawrence D. Damron
Date: July 25, 2003	Its:	Senior Vice President and CFO

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  Item 5. Other Events.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES